UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 21, 2008

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company’s Board of Directors and its Compensation Committee have approved the implementation of a multiyear performance plan (the “2008 Performance Plan”).  Effective June 1, 2008, awards in connection with this plan will be made to senior management and other selected officers (“2008 Performance Plan Awards”).

2008 Performance Plan Awards are initially in the form of Deferred Stock Awards, with no dividend rights, granted under the Company’s Amended and Restated 1994 Stock Incentive Plan (the “1994 Plan”).  These Deferred Stock Awards will be forfeited in their entirety unless the Company’s total return to shareholders, consisting of stock price appreciation plus cumulative dividends without reinvestment or compounding (the “Actual TRS”), over the measurement period exceeds both (i) an Absolute TRS Target and (ii) a Relative TRS Target, as described below.

Each participating officer’s 2008 Performance Plan Award is designated as a specified “Participation Percentage” in the plan.   If both TRS targets are exceeded at the end of the measurement period, then each participating officer will earn Deferred Stock Awards having a total value (based on the closing price of the Company’s Common Stock on the last day of the measurement period) equal to that officer’s Participation Percentage multiplied by the Total Funding Pool.  The determination of the Total Funding Pool is described below, but in all events will not exceed $60 million.  Any unearned Deferred Stock Awards (i.e., Deferred Stock Awards in excess of the number of awards having a value equal to that officer’s Participation Percentage in the Total Funding Pool) will be forfeited.  Earned Deferred Stock Awards will convert into vested unrestricted common stock (50%), and unvested restricted common stock with a one-year vesting period (50%), subject to earlier forfeiture or acceleration under certain circumstances as described below.  Dividends will be paid on both the unrestricted common stock and the restricted common stock.

The measurement period of the 2008 Performance Plan begins on June 1, 2008 with a starting common stock price equal to the average closing price of the Company’s common stock on the twenty trading days prior to June 1, 2008.  The measurement period will end three years later, on May 31, 2011, again using a twenty day average closing price.  The measurement period will end earlier upon a change in control of the Company.

The Absolute TRS Target that must be exceeded during the measurement period is 32% (or a pro rated amount in the event the measurement period is less than three years due to a change in control).  The Relative TRS Target that must be exceeded is the total return performance (stock price appreciation plus cumulative dividends without reinvestment or compounding) during the measurement period of the FTSE NAREIT Apartment Index.   If the Actual TRS exceeds both the Absolute TRS Target and the Relative TRS Target, the Total Funding Pool will equal 10% of the simple average of (i) the excess shareholder value created by the Actual TRS exceeding the Absolute TRS Target and (ii) the excess shareholder value created by the Actual TRS exceeding the Relative TRS Target, provided that in no event will the Total Funding Pool exceed $60 million.

The Company has allocated the following Participation Percentages to the Company’s named executive officers:  Bryce Blair, Chairman and Chief Executive Officer, 15.01%; Timothy J. Naughton, President, 12.51%; Thomas J. Sargeant, Chief Financial Officer, 5.33%; Leo S. Horey, Executive Vice President – Property Operations, 5.33%; Edward M. Schulman, Senior Vice President-General Counsel, 3.55%.  Other selected officers were awarded Participation Percentages totaling 53.27%, and a reserve of 5.0% was established for possible future 2008 Performance Plan Awards.

2008 Performance Plan Awards are subject to forfeiture or accelerated vesting under the following circumstances:

During the first two years (one year in the case of Messrs. Blair, Naughton, Sargeant and Horey) of the three-year performance measurement period, awards will be forfeited in full if the participant ceases to be employed by the Company under any circumstance.  If a participant’s employment is terminated after the second year (the first year in the case of the aforementioned officers) as a result of death, disability (as defined in the 1994 Plan) or retirement (as defined in the 1994 Plan) or is terminated by us without cause, the participant will earn a pro rated fully vested award (i.e., unrestricted common stock) at the end of the performance period.  For example, if termination without cause occurs after two years, and if there is a performance award payout at the end of the three-year performance period, the participant will receive a 66.7% pro rated fully vested award at that time.

In the event of a change in control at any time, the measurement period will end and, if any Deferred Stock Awards are earned (i.e., the Total Funding Pool is determined to be greater than zero), then all earned awards will be fully vested.

Any unvested restricted stock awards that are issued at the end of the measurement period (i) will be forfeited before the one-year vesting period in the event the participant is terminated for cause or voluntarily terminates employment, and (ii) will accelerate and become fully vested before the one-year vesting period in the event of a termination due to death, disability, termination without cause or retirement, or in the event of a change in control.

All determinations, interpretations and assumptions relating to the calculation of performance and vesting relating to 2008 Performance Plan Awards will be made by the Compensation Committee.

The 2008 Performance Plan Awards will be made pursuant to a form of 2008 Performance Award Agreement, which is filed as Exhibit 10.1 to this report.  The foregoing summary of the 2008 Performance Plan Awards is qualified in its entirety by reference to the form of award agreement.

2008 Performance Plan Awards will not count in the calculation of the “covered compensation” multiplier for severance purposes under the employment agreements of Messrs. Blair, Naughton, Sargeant or Horey (the “Employment Agreements”).  This and other clarifications regarding the effect of a termination under the Employment Agreements on the 2008 Performance Plan Awards awarded to Messrs. Blair, Naughton, Sargeant and Horey, will be reflected in amendments to the Employment Agreements in the form filed as Exhibit 10.2 to this report.

ITEM 9.01             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Form of AvalonBay Communities, Inc. 2008 Performance Plan Deferred Stock Award Agreement (filed herewith)

10.2	Form of Second Amendment to Employment Agreements between AvalonBay Communities, Inc. and Certain Executive Officers (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 22, 2008
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of AvalonBay Communities, Inc. 2008 Performance Plan Deferred Stock Award Agreement (filed herewith)

10.2	Form of Second Amendment to Employment Agreements between AvalonBay Communities, Inc. and Certain Executive Officers (filed herewith)